Exhibit 11




                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS




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                                   Exhibit 11

                 Statement Re: Computation of Per Share Earnings


                                                 Three Months Ended
                                                     January 31,
                                      -----------------------------------------
                                             1999                   1998
                                      ------------------     ------------------
(in thousands, except per share
amount)
                                       Basic    Diluted       Basic    Diluted
                                      ------------------     ------------------

                     Net income         $175       $175      $2,186     $2,186

        Weighted average shares
                    outstanding        6,074      6,074       6,553      6,553

        Assumed issuances under
            stock options plans            -         98           -        196
                                      -------------------    ------------------
                                       6,074      6,172       6,553      6,749


      Earnings per common share        $0.03      $0.03       $0.33      $0.32
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